Exhibit 10.2

EXECUTION VERSION

INCREMENTAL TERM B-2 LOAN JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of February 20, 2014 (this “Agreement”), by and among the Incremental Term Lender party hereto (the “Incremental Term B-2 Lender”), PAR PHARMACEUTICAL COMPANIES, INC. (the “Parent Borrower”), PAR PHARMACEUTICAL, INC. (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers”), the other Loan Parties party hereto, BANK OF AMERICA, N.A. (“BANA”), as Administrative Agent (in such capacity, the “Administrative Agent”), BANA and Goldman Sachs Bank USA (“Goldman” and, together with BANA, the “Lead Arrangers”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of September 28, 2012 (as amended by Amendment No. 1 dated as of February 6, 2013, Amendment No. 2 dated as of February 20, 2013, Amendment No. 3 dated as of February 28, 2013 and Amendment No. 4 dated as of February 20, 2014, the “Credit Agreement”), among Sky Growth Intermediate Holdings II Corporation, Inc., a Delaware corporation (“Holdings”), the Parent Borrower, the Co-Borrower, each lender from time to time party thereto and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish a Term Loan Increase with new and/or existing Term Lenders;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Incremental Term B-2 Lender shall become a Lender pursuant to one or more joinder agreements;

WHEREAS, the Parent Borrower has requested, on behalf of itself and the Co-Borrower, that the initial Incremental Term B-2 Lender party hereto extend credit to the Borrowers in the form of Incremental Term B-2 Loans in an aggregate principal amount of $395,000,000; and

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1 New Term B-2 Commitments and New Term B-2 Loans.

(a) Subject to the terms and conditions set forth herein, the Incremental Term B-2 Lender party hereto as of the date hereof agrees, to make Incremental Term B-2 Loans on the Incremental Term B-2 Loan Effective Date (as defined below) in an aggregate principal amount equal to the Incremental Term B-2 Commitment. The Parent Borrower may, in its sole discretion, reduce the aggregate amount of the Term B-2 Commitments, in full or in part.

(b) The Parent Borrower (on behalf of itself and, with respect to Incremental Term B-2 Funding Fees (as defined below), on behalf of the Borrowers) agrees to pay (i) to the Incremental Term B-2 Lender party to this Agreement on the Incremental Term B-2 Loan Effective Date, as fee compensation for the funding of such Lender’s Incremental Term B-2 Loan, a funding fee (the “Incremental Term B-2 Funding Fee”) in an amount equal to 0.25% of the stated principal amount of such Lender’s Incremental Term B-2 Loans funded on the Incremental Term B-2 Effective Date.

Section 2 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Incremental Term B-2 Lead Arrangers” shall mean Bank of America, N.A. and Goldman Sachs Bank USA.

“Incremental Term B-2 Commitments” shall mean the Term B-2 Commitments being issued under this Agreement. The initial aggregate principal amount of the Incremental Term B-2 Commitment is $395,000,000.

“Incremental Term B-2 Loan Effective Date” shall mean the date on which the conditions to effectiveness set forth in Section 4 of this Agreement have been fulfilled.

“Incremental Term B-2 Loans” shall mean the Term B-2 Loans being made under this Agreement.

“JHP Group” means JHP Group Holdings, Inc., a Delaware corporation.

“JHP Acquisition” shall mean the transaction pursuant to the JHP Acquisition Agreement whereby Parent Borrower will directly or indirectly own 100% of JHP Group and its Subsidiaries.

“JHP Acquisition Agreement” shall mean the Agreement and Plan of Merger, dated January 17, 2014 (including the disclosure schedules thereto) by and between JHP Group, Juniper Mergeco, Inc., WP JHP Representative LLC and the Parent Borrower.

“JHP Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a materially adverse effect on (i) the business, assets, operations, properties or condition (financial or otherwise) of the Group Companies (as defined in the JHP Acquisition Agreement), taken as a whole, or (ii) the ability of the Group Companies (as defined in the JHP Acquisition Agreement) to consummate the transactions contemplated by the JHP Acquisition Agreement; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a JHP Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development attributable to (i) operating, business, regulatory or other conditions in the industry in which the Group Companies (as defined in the JHP Acquisition Agreement) operate; (ii) general economic conditions, including changes in the credit, debt or financial, capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world; (iii) any stoppage or shutdown of any U.S. government activity (including any default by the U.S. government or delays in payments by government agencies or delays or failures to act by any Governmental Entity); (iv) the announcement or pendency of the transactions contemplated by the JHP Acquisition Agreement or compliance with the terms of, or taking any action permitted by, this Agreement, including the impact thereof on relationships, contractual or otherwise, with, or actual or potential loss or impairment of, clients, customers, suppliers, distributors, partners, financing sources, directors, officers or other employees and/or consultants and/or on revenue, profitability and cash flows; (v) changes in GAAP or other accounting requirements or principles or any changes in applicable Laws (as defined in the JHP Acquisition Agreement) or the interpretation thereof; (vi) changes in applicable Laws (as defined in the JHP Acquisition Agreement); (vii) the failure of any Group Company (as defined in the JHP Acquisition Agreement) to meet or achieve the results set forth in any projection or forecast (provided, that clause (vii) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a JHP Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of JHP Material Adverse Effect)); (viii) global, national or regional political, financial, economic or business conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; and (ix) hurricanes, earthquakes, floods or other natural disasters; provided, however, that any change, effect, event, occurrence, state of facts or development set forth in sub-clauses (i), (viii) or (ix) may be taken into account in determining whether there has been or is a JHP Material Adverse Effect to the extent that such change, effect, event, occurrence, state of facts or development has a disproportionate adverse effect on the Group Companies (as defined in the JHP Acquisition Agreement) as compared to other participants in which the Group Companies (as defined in the JHP Acquisition Agreement) operate.

“JHP Refinancing” shall mean all indebtedness of JHP Group and its Subsidiaries under JHP Group’s Amended and Restated Credit Agreement, dated as of December 23, 2013, with JHP Acquisition, LLC, JHP Pharmaceuticals, LLC, General Electric Capital Corporation, as administrative agent, and the lenders party thereto, shall have been terminated and released or provision therefor reasonably acceptable to the Incremental Term B-2 Lead Arrangers made.

“JHP Transaction” shall mean, collectively, the JHP Acquisition, the borrowing of the Incremental Term B-2 Loans, the JHP Refinancing and the transactions related thereto.

“New Subsidiary Guarantors” shall mean, collectively, JHP Group and each of its Restricted Subsidiaries that is required by Section 6.11 of the Credit Agreement to become a Guarantor.

Section 3 Terms and Conditions. Pursuant to Section 2.14 of the Credit Agreement, the Incremental Term B-2 Loans shall have the following terms:

(a) Applicable Rate. The Applicable Rate, Base Rate and Eurocurrency Rate with respect to the Incremental Term B-2 Loans shall be the Applicable Rate, Base Rate, and Eurocurrency Rate, respectively for Term B-2 Loans.

(b) Mandatory Prepayments. The Incremental Term B-2 Loans shall be subject to mandatory prepayments on the same basis as Term B-2 Loans as set forth in Section 2.05(b) of the Credit Agreement.

(c) Optional Prepayments. The Incremental Term B-2 Loans may be optionally prepaid on the same basis as Term B-2 Loans as set forth in Section 2.05(a) of the Credit Agreement; provided that the Credit Agreement is hereby amended by replacing the reference to the “Amendment No. 4 Effective Date” in Section 2.05(a)(vi) of the Credit Agreement with the Incremental Term B-2 Loan Effective Date (as defined in the Incremental Term B-2 Loan Joinder Agreement, dated as of February 20, 2014, by and among the Incremental Term Lender party thereto, the Borrowers, the other Loan Parties party thereto, the Administrative Agent, Bank of America, N.A. and Goldman Sachs Bank USA).

(d) Amortization and Maturity Date. The Maturity Date for the Incremental Term B-2 Loans shall be the Maturity Date for the Term B-2 Loans. The Borrowers shall, jointly and severally, repay the Incremental Term B-2 Loans in accordance with Section 2.07(a) of the Credit Agreement; provided, further, that the Credit Agreement is hereby amended by replacing the reference to “Amendment No. 4 Effective Date” with “Incremental Term B-2 Loan Effective Date (as defined in the Incremental Term B-2 Loan Joinder Agreement, dated as of February 20, 2014, by and among the Incremental Term Lender party thereto, the Borrowers, the other Loan Parties party thereto, the Administrative Agent, Bank of America, N.A. and Goldman Sachs Bank USA)”.

(e) Credit Agreement Governs. Except as set forth in this Amendment, the Incremental Term B-2 Loans shall have identical terms as the Term B-2 Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents and, from and after the date that the Incremental Term B-2 Commitments are terminated and permanently reduced to $0 (including as a result of borrowing the full amount of the Incremental Term B-2 Commitments), each reference to a “Term B-2 Loan” or “Term B-2 Loans” in the Credit Agreement, as in effect on the Incremental Term B-2 Loan Effective Date, shall be deemed to include the Incremental Term B-2 Loans, each reference to a “Term B-2 Lender” in the Credit Agreement, as in effect on the Incremental Term B-2 Loan Effective Date, shall be deemed to include the Incremental Term B-2 Lender and related terms will have correlative meanings mutatis mutandis (in each case, unless the context otherwise requires).

Section 4 Conditions to Effectiveness. This Agreement and the obligations of the Incremental Term B-2 Lender to make Incremental Term B-2 Loans shall become effective on the Incremental Term B-2 Loan Effective Date, being the date when:

(a) This Agreement shall have been executed and delivered by Holdings, the Borrowers, the other Loan Parties, the Incremental Term B-2 Lender party hereto and the Administrative Agent.

(b) The Administrative Agent shall have received a Note executed and delivered by the relevant Borrowers in favor of the Incremental Term B-2 Lender to the extent requested at least two (2) Business Days prior to the Incremental Term B-2 Loan Effective Date, if any.

(c) The Administrative Agent shall have received the following, each of which shall be originals or .pdf copies or other fascimiles (followed promptly by originals) unless otherwise specified, and each executed by a Responsible Officer of the signing Loan Party:

(i) opinions from (A) Ropes & Gray LLP, special counsel for the Loan Parties, and (B) Porzio, Bromberg & Newman, P.C., New Jersey counsel to the Loan Parties, in each case, dated the Incremental Term B-2 Loan Effective Date and addressed to the Administrative Agent and each Lender, in each case in form and substance customary for senior secured credit facilities in transactions of this kind;

(ii) duly executed counterparts of a guaranty supplement to the Guaranty by the New Subsidiary Guarantors;

(iii) a Security Agreement Supplement, duly executed by each of Parent Borrower and the New Subsidiary Guarantors, together with, if applicable:

(A) certificates representing the Pledged Equity (as defined in the Security Agreement) referred to therein and of each New Subsidiary Guarantor, accompanied by undated stock powers executed in blank or, if applicable, other appropriate instruments of transfer and instruments evidencing the Pledged Debt (as defined in the Security Agreement) referred to therein, if any, indorsed in blank;

(B) (i) copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties and (ii) all proper financing statements, duly prepared for filing under the Uniform Commercial Code necessary in order to perfect and protect the Liens created under the Security Agreement (in the circumstances and to the extent required under the Security Agreement), covering the Collateral described in the Security Agreement Supplement;

(C) the Intellectual Property Security Agreements (as defined in the Security Agreement), duly executed by the New Subsidiary Guarantors which own registered intellectual property, together with evidence that all action that is necessary in order to perfect and protect the Liens on intellectual property created under the Intellectual Property Security Agreements (as defined in the Security Agreement) (in the circumstances and to the extent required under the Security Agreement) has been taken; and

(D) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee and/or additional insured, as applicable, under each insurance policy with respect to such insurance as to which the Administrative Agent is required to be so named pursuant to Section 6.07 of the Credit Agreement;

provided, however, that, each of the requirements set forth in clause (c)(iii) above (except (i) to the extent that a Lien on such Collateral may be perfected by the filing of financing statements under the Uniform Commercial Code and (ii) the delivery of stock certificates of JHP Group and its wholly owned Material Domestic Subsidiaries which are not Excluded Subsidiaries) shall not constitute conditions precedent to any Credit Extension on the Incremental Term B-2 Loan Effective Date after the Parent Borrower’s use of commercially reasonable efforts to satisfy such requirement on or prior to the Incremental Term B-2 Loan Effective Date without undue burden or expense if the Parent Borrower agrees to deliver, or cause to be delivered, such documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests in accordance with Section 6.11 of the Credit Agreement;

(iv) (A) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (B) a certificate of Responsible Officers of each Loan Party dated the Incremental Term B-2 Loan Effective Date and certifying (w) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Incremental Term B-2 Loan Effective Date, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Parent Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, and (z) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (B) above;

(v) a certificate signed by a Responsible Officer of the Parent Borrower certifying as to the satisfaction of the conditions set forth in paragraphs (d), (e) (solely as to the Specified Representations (as defined below)) and (f) of this Section 4;

(vi) a solvency certificate from the Chief Financial Officer of the Parent Borrower, in the form of Exhibit A hereto (or, at the option of the Parent Borrower, a third-party opinion as to the solvency of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis);

(vii) to the extent reasonably requested by the Administrative Agent in writing not less than ten (10) days prior to the date hereof, the Administrative Agent shall have received, not later than five (5) calendar days prior to the Incremental Term B-2 Loan Effective Date, all documentation and other information with respect to the Parent Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(viii) a Committed Loan Notice (without any representation therein as to the satisfaction of conditions in Section 4.02 of the Credit Agreement) relating to the funding of the Incremental Term B-2 Loans on the Incremental Term B-2 Loan Effective Date.

(d) The JHP Refinancing shall have occurred substantially concurrently with the borrowing of the Incremental Term B-2 Loans.

(e) Those representations and warranties made by the Parent Borrower and the Guarantors in Sections 5.01(a) (with respect to organizational existence only of the Loan Parties), 5.01(b)(ii) (as to the execution, delivery and performance of the Loan Documents to be executed by it contemplated by this Section 4), 5.02 (provided that clause (i) therein shall be limited to a contravention arising out of the execution, delivery and performance of the Loan Documents, incurrence of Indebtedness thereunder and the granting of Liens on the Collateral), 5.04, 5.13, 5.16 (provided that, for purposes hereof, the reference to the “Closing Date” shall be to the “Incremental Term B-2 Loan Effective Date” and the reference to the “Transaction” shall be to the “JHP Transaction”), 5.18 and 5.19 of the Credit Agreement (subject to the proviso at the end of clause (c)(iii) above) (collectively, the “Specified Representations”) and such of the representations and warranties made by JHP Group in the JHP Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Parent Borrower (or its applicable affiliate) has the right to, pursuant to the JHP Acquisition Agreement, terminate its obligations under the JHP Acquisition Agreement or decline to consummate the JHP Acquisition as a result of a breach of such representations and warranties (collectively, the “Specified Acquisition Agreement Representations”) shall be true in all material respects; provided that any Specified Acquisition Agreement Representations shall be required to be true and correct in all material respects only to the extent that the Parent Borrower or its applicable affiliate has the right to, pursuant to the JHP Acquisition Agreement, terminate its obligations under the JHP Acquisition Agreement or decline to consummate the JHP Acquisition as a result of a breach of such Specified Acquisition Agreement Representation.

(f) No Event of Defaults under Sections 8.01(a) or (f) of the Credit Agreement shall exist after giving effect to the funding of the Incremental Term B-2 Loans on the Incremental Term B-2 Loan Effective Date.

(g) (a) Except as disclosed in the Disclosure Schedules (as defined in the JHP Acquisition Agreement), since December 31, 2012 until January 17, 2014, there has not been an event, occurrence, effect or circumstance that would, individually or in the aggregate, reasonably be expected to have a JHP Material Adverse Effect and (b) since January 17, 2014, there has not been any effect, development, fact, circumstance, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a JHP Material Adverse Effect.

(h) The Incremental Term B-2 Lead Arrangers shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Parent Borrower (i) for the fiscal years ended December 31, 2011 and December 31, 2012 (provided that the Incremental Term B-2 Lead Arrangers acknowledge that they have received such audited financial statements) and (ii) for each subsequent fiscal year ended at least 90 days prior to the Incremental Term B-2 Loan Effective Date, (b) unaudited consolidated balance sheets and related statements of income and cash flows (i) of the Parent Borrower for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Parent Borrower’s fiscal year) ended at least 45 days prior to the Incremental Term B-2 Loan Effective Date (and the corresponding period of the prior fiscal year) and (ii) of JHP Group for the nine-month period ended September 30, 2013 (provided that the Incremental Term B-2 Lead Arrangers acknowledge that they have received such unaudited financial statements), (c) JHP Group’s audited consolidated balance sheet as of December 31, 2012 and the audited balance sheet and statements of operations, stockholders’ equity and cash flows of JHP Pharmaceuticals, LLC for the fiscal years ended December 31, 2012 and December 31, 2011 (provided that the Incremental Term B-2 Lead Arrangers acknowledge that they have received such audited financial statements) and (d) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of JHP Group for each subsequent fiscal year ended at least 90 days prior to the Incremental Term B-2 Loan Effective Date, each prepared in accordance with GAAP.

(i) The Incremental Term B-2 Lead Arrangers shall have received an unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income, in each case in form customary for inclusion in confidential information memorandum for senior secured term loan financings, of the Parent Borrower and its subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days in case such four-fiscal quarter period is the end of the Parent Borrower’s fiscal year) prior to the Incremental Term B-2 Loan Effective Date, prepared after giving effect to the JHP Acquisition as if the JHP Acquisition had been consummated as of such date (in the case of such pro forma balance sheet) or at the beginning of such period (in the case of the pro forma statement of income), which, in each case, need not be prepared in compliance with Regulation S-X of the Securities Act or include adjustments for purchase accounting (provided that the Incremental Term B-2 Lead Arrangers acknowledge that they have received such pro forma financial statements).

(j) The JHP Acquisition shall have been consummated, or shall be consummated substantially concurrently with the funding of the Incremental Term B-2 Loans. The JHP Acquisition Agreement shall not have been amended or waived in any material respect in a manner materially adverse to the Lenders (in their capacities as such) without the consent of the Incremental Term B-2 Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned).

(k) Payment of all reasonable fees and expenses due to the Incremental Term B-2 Lead Arrangers (as agreed to in writing between such Persons and the Parent Borrower) (including, without limitation, fees and reasonable out-of-pocket expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent and the Incremental Term B-2 Lead Arrangers) to the extent invoiced at least two Business Days prior to the Incremental Term B-2 Loan Effective Date and fees payable to Lenders pursuant to Section 1 hereof, in each case required to be paid on the Incremental Term B-2 Loan Effective Date from the proceeds of the Credit Extensions made on the Incremental Term B-2 Loan Effective Date.

Other than the conditions set forth in this Section 4, there are no other conditions (express or implied) to the Incremental Amendment Effective Date. For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Incremental Term B-2 Loan Effective Date specifying its objection thereto.

Section 5 Post-Effectiveness Covenant.

Not later than 60 days after the Incremental Term B-2 Loan Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the Parent Borrower shall provide to the Administrative Agent an endorsement to the liability insurance policy of JHP Group and its subsidiaries naming the Administrative Agent as additional insured.

Section 6 Agreement.

The Incremental Term B-2 Lender and Administrative Agent agree that the Parent Borrower may deliver a Committed Loan Notice for Eurocurrency Rate Loans not later than 1:00 p.m. on the Business Day prior to the date of the proposed Credit Extension (in lieu of three (3) Business Days).

Section 7 Counterparts.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8 Governing Law and Waiver of Right to Trial by Jury.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 10.16 and 10.17 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 9 Headings.

The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10 Reaffirmation.

Each Loan Party hereby expressly acknowledges the terms of this Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby and (ii) its guarantee of the Obligations (including, without limitation, in respect of the Incremental Term B-2 Loans) under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations (including, without limitation, in respect of the Term B-2 Loans) pursuant to the Collateral Documents.

Section 11 Effect of Agreement; References to the Credit Agreement; Miscellaneous.

Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the Incremental Term B-2 Loan Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Incremental Term B-2 Loan Effective Date, the Credit Agreement as amended hereby.

Section 12 Lender Signatures.

Each Lender that executes a signature page to this Agreement shall be deemed to have approved this Agreement. Each Lender signatory to this Agreement agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Agreement, but agrees that a copy of such signature page may be delivered to the Borrowers and the Administrative Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

SKY GROWTH INTERMEDIATE HOLDINGS II CORPORATION, as Holdings

By:	/s/ Michael A. Tropiano
Name: Michael A. Tropiano
Title: Executive Vice President and Chief Financial Officer

PAR PHARMACEUTICAL COMPANIES, INC., as the Parent Borrower

By:	/s/ Michael A. Tropiano
Name: Michael A. Tropiano
Title: Executive Vice President and Chief Financial Officer

PAR PHARMACEUTICAL, INC., as the Co-Borrower

By:	/s/ Michael A. Tropiano
Name: Michael A. Tropiano
Title: Executive Vice President and Chief Financial Officer

ANCHEN INCORPORATED
ANCHEN PHARMACEUTICALS, INC.
PAR, INC.
KALI LABORATORIES, INC. each as a Subsidiary Guarantor

By:	/s/ Michael A. Tropiano
Name: Michael A. Tropiano
Title: Executive Vice President and Chief Financial Officer

[Incremental Term B-2 Joinder Agreement]

BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ Joseph L. Corah
Name: Joseph L. Corah
Title: Director

BANK OF AMERICA, N.A., as Incremental Term B-2 Lender

By:	/s/ Joseph L. Corah
Name: Joseph L. Corah
Title: Director

[Incremental Term B-2 Joinder Agreement]

BANK OF AMERICA, N.A., as a Lead Arranger

By:	/s/ Joseph L. Corah
Name: Joseph L. Corah
Title: Director

[Incremental Term B-2 Joinder Agreement]

GOLDMAN SACHS BANK USA, as a Lead Arranger

By:	/s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

[Incremental Term B-2 Joinder Agreement]

EXHIBIT A

FORM OF

SOLVENCY CERTIFICATE

OF

[BORROWER]

AND ITS SUBSIDIARIES

Pursuant to the Credit Agreement, the undersigned hereby certifies, solely in such undersigned’s capacity as [chief financial officer] [specify other officer with equivalent duties] of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the JHP Transactions (as defined in the Incremental Term B-2 Loan Joinder Agreement, dated as of February 20, 2014, by and among the Incremental Term Lender party thereto, the Borrowers, the other Loan Parties party thereto, the Administrative Agent, Bank of America, N.A. and Goldman Sachs Bank USA), including the making of the Loans under the Credit Agreement and the incurrence of any other Indebtedness on the date hereof, and after giving effect to the application of the proceeds of such Loans and other Indebtedness:

a. The fair value of the assets of the Borrower and its subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b. The present fair saleable value of the property of the Borrower and its subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c. The Borrower and its subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d. The Borrower and its subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its subsidiaries after consummation of the JHP Transactions (as defined above).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as [chief financial officer] [specify other officer with equivalent duties] of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

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By:
Name:
Title:

A-2